Exhibit 32.1
Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report on Form 10-Q of Nasdaq, Inc. (the “Company”) for the period ended September
30, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Adena T. Friedman, as Chief
Executive Officer of the Company, and Sarah Youngwood, as Executive Vice President and Chief Financial Officer of the
Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of her knowledge:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of
1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company.

/s/ Adena T. Friedman
Name:	Adena T. Friedman
Title:	Chief Executive Officer
Date:	October 22, 2026

/s/ Sarah Youngwood
Name:	Sarah Youngwood
Title:	Executive Vice President and Chief Financial Officer
Date:	October 22, 2026